                             FINANCIAL STATEMENTS















                                 EXHIBIT 99.1

                           FINANCIAL STATEMENTS AND
                            SUPPLEMENTAL SCHEDULES

                               WILMINGTON TRUST
                             THRIFT SAVINGS PLAN
                    YEARS ENDED DECEMBER 31, 2001 AND 2000
                      WITH REPORT OF INDEPENDENT AUDITORS

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

WILMINGTON TRUST THRIFT SAVINGS PLAN

Years ended December 31, 2001 and 2000




FINANCIAL STATEMENTS                                                               PAGE
--------------------                                                               ----
Report of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . .       1

Statements of Net Assets Available for Benefits. . . . . . . . . . . . . . .        2

Statements of Changes in Net Assets Available for Benefits. . . . . . . . . .       3

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .        4

SUPPLEMENTAL SCHEDULE
---------------------

Schedule of Assets Held for Investment Purposes . . . . . . . . . . . . . . .       9

[KPMG LOGO]
               1600 Market Street
               Philadelphia, PA  19103-7212



                         INDEPENDENT AUDITORS' REPORT


To the Wilmington Trust
Benefits Administration Committee:

We have audited the accompanying statement of net assets available for benefits of Wilmington Trust Thrift Savings Plan (the Plan) as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2001 and 2000 and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                          /s/ KPMG LLP


June 7, 2002

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

WILMINGTON TRUST THRIFT SAVINGS PLAN



                                                                   December 31
                                                          2001                  2000
                                                       ------------        ---------------
ASSETS


      Investments                                      108,693,974             98,373,490
      Participant loans                                  2,361,070              2,229,232
      Cash                                                  72,924                285,199
      Accrued income                                        40,749             16,998,555
      Contributions receivable - Employer                   50,181                 45,417
                                 Participants              144,419                131,465
      Due from broker                                       42,555                  2,339
                                                       ------------        ---------------

                 TOTAL ASSETS                          111,405,872            118,065,697
                                                       ------------        ---------------



LIABILITIES

      Due to broker                                         98,246                212,661
                                                       ------------        ---------------

                 TOTAL LIABILITIES                          98,246                212,661
                                                       ------------        ---------------

                 NET ASSETS AVAILABLE FOR
                              BENEFITS               $ 111,307,626       $    117,853,036
                                                       ============        ===============



See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR  BENEFITS

WILMINGTON TRUST THRIFT SAVINGS PLAN

                                                                    Year Ended December 31
                                                                   2001                 2000
                                                              ----------------      --------------
ADDITIONS

      Investment income:
         Net realized and unrealized depreciation
            in fair value of investments                    $    (15,073,491)     $  (20,120,524)
         Interest                                                     541,187             468,257
         Dividends                                                    790,581          16,935,925
         Participant loan interest                                    180,637             178,228
                                                              ----------------      --------------
                                                                 (13,561,086)         (2,538,114)
      Contributions:
         Employer                                                   2,895,246           2,592,365
         Employee                                                   8,223,209           7,339,756
                                                              ----------------      --------------
                                                                   11,118,455           9,932,121

      Transfers from other plans:
         Rollovers from other plans                                   593,183             952,054
                                                              ----------------      --------------

                                                                  (1,849,448)           8,346,061

DEDUCTIONS

         Benefits paid directly to participants                     4,695,962          12,596,509
                                                              ----------------      --------------



            NET DECREASE                                          (6,545,410)         (4,250,448)

            NET ASSETS AVAILABLE FOR BENEFITS
                 AT BEGINNING OF YEAR                             117,853,036         122,103,484
                                                              ----------------      --------------

            NET ASSETS AVAILABLE FOR BENEFITS
                 AT END OF YEAR                             $     111,307,626     $   117,853,036
                                                              ================      ==============

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Wilmington Trust Thrift Savings Plan (the Plan) are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The fair value of shares owned by the Plan in collective and mutual funds are stated at the net asset value at the close of business on the last business day of the Plan year. Loans are carried at the unpaid principal balance, which approximates their fair value.

Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.

Amounts described in Form 5500 under the caption net gain (loss) on sale of investments and unrealized appreciation of assets are combined in the financial statements as net realized and unrealized appreciation in fair value of investments.


NOTE B - DESCRIPTION OF THE PLAN

The Wilmington Trust Thrift Savings Plan is a defined contribution plan established January 1, 1985, which covers all full-time and part-time employees of Wilmington Trust Corporation and its subsidiaries (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Subject to limitations of the Internal Revenue Code (IRC), employees may contribute 1% to 15% of their base salaries and profit-sharing bonus earnings, with the first 6% pre-tax contribution eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. An employee is eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, and October 1) following the date of employment. Participation in the Plan is voluntary and participants have the option to invest in various funds. Participants may change their investment options daily and the level of their investments quarterly.

NOTES TO FINANCIAL STATMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE B - DESCRIPTION OF THE PLAN (CONT.)

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings. The benefit to which a participant is entitled is that which can be provided from the participant's account. Participants are vested in the Company's matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. In accordance with the terms of the Plan, $44,910 and $111,563 of forfeitures were used to reduce employer contributions for the years ended December 31, 2001 and 2000, respectively.

Although not required to do so, the Company paid the expenses of the Plan during 2001 and 2000.

The Plan permits participants, under certain circumstances, to borrow up to one-half of their vested account balances. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the balance in the participants' account.

The Company has the right under the Plan to discontinue its contributions and to amend or terminate the Plan at any time. Upon termination, the accounts of participants vest and become nonforfeitable.

Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Division of Wilmington Trust Company (WTC).

NOTE C - INVESTMENTS

The Plan's investments are held in a trust, for which WTC, a wholly owned subsidiary of Wilmington Trust Corporation, the plan sponsor, is trustee. The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 are as follows:

                                                           2001                      2000
                                                     ------------------        ------------------

*Short Term U.S. Government Fund                          $  6,813,831         $           --

*WTC Common Stock Fund                                      17,658,540                17,398,400

*Wilmington International Multi-Manager
  Fund                                                       6,834,233                 7,597,555



                                                          2001                   2000
                                                     ---------------        ---------------
*Wilmington Broad Market Bond
    Portfolio                                             7,628,765               --

*Wilmington Small Cap Core Fund                          19,240,099             16,727,544

*Wilmington Large Cap Value Fund                         20,507,978             19,677,795

*Wilmington Large Cap Growth Fund                        22,135,947             21,435,148


*Indicates parties-in-interest


During 2001 and 2000, the Plan's investments (including investments purchased, sold as well as held during the year) (depreciated)/appreciated in fair value as determined by quoted market prices as follows:


                                                             Year Ended December 31
                                                          2001                   2000
                                                     ---------------        ---------------
    Mutual Funds                                      $(16,394,457)          $(24,982,081)

    WTC Common Stock Fund                                   866,425              4,457,462

    Short-Term U.S. Government Fund                         454,541                404,095
                                                     ---------------        ---------------

                                                      $(15,073,491)          $(20,120,524)
                                                     ===============        ===============



NOTE D - INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service
(IRS) dated September 12, 1995, stating that the Plan is qualified under
Section 401(a) of the IRC and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification.

On February 21, 2002, the Plan was amended and restated. The Company has requested an updated determination letter from the IRS, but has not yet received it for the amended and restated plan. The Company believes the Plan is being operated in compliance with the applicable requirements of the IRC and that, therefore, the Plan continues to qualify under Section 401(a) and the related trust continues to be tax-exempt as of December 31, 2001. Therefore, no provision for income taxes is included in the Plan's financial statements.

NOTES TO FINANCIAL STATEMENTS
WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE E -  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                December 31

                                                          2001                   2000
                                                     ---------------        ---------------
Net assets available for benefits per the
    financial statements                               $111,307,626           $117,853,036

Amounts allocated to withdrawn
    participants                                          (579,139)              (484,572)
                                                     ---------------        ---------------
Net assets available for benefits per
    the Form 5500                                      $110,728,487           $117,368,464
                                                     ===============        ===============


The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                         Year ended
                                                                     December 31, 2001
                                                                     -----------------
Benefits paid to participants per the financial
    statements                                                             $ 4,695,962

Add:  Amounts allocated on Form 5500 to withdrawn
    participants at December 31, 2001                                          579,139

Less:  Amounts allocated to withdrawn participants at
    December 31, 2000                                                         (484,572)
                                                                   ---------------------


Benefits paid to participants per the Form 5500                             $4,790,529
                                                                   ====================


Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year end but not yet paid.


NOTE F - RELATED-PARTY TRANSACTIONS

Plan investments consist of shares of mutual funds managed by the Company and common stock of the Company. The Company is also the trustee and recordkeeper as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. Fees incurred for investment management, custodial and recordkeeping services were paid by the Company for the years ended December 31, 2001 and 2000.

NOTE G - SUBSEQUENT EVENTS

Effective February 21, 2002, the Plan changed its recordkeeper from Wilmington Trust Company to Principal Life Insurance Company. As a result of the change, the Plan now offers five additional investment funds. These funds are the Fidelity Advisor Equity Growth Separate Account, Putnam Equity Income Separate Account, Principal Large Cap Stock Index Separate Account, Fidelity Advisor Small Cap Separate Account, and the Fidelity Overseas Separate Account.

                           WILMINGTON TRUST COMPANY
                             THRIFT SAVINGS PLAN
                             FORM 5500 ATTACHMENT
        SCHEDULE H, LINE 41 - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                           AS OF DECEMBER 31, 2001
                                                            EIN #:  51-0291463

---------------------------------------------------------------------------------------------
                                                    DESCRIPTION OF
      IDENTITY OF ISSUE, BORROWER, LESSOR             INVESTMENT           CURRENT VALUE
                                                     SHARES / PAR
---------------------------------------------------------------------------------------------
General Investments
---------------------------------------------------------------------------------------------
Interest-Bearing Cash
(Including money market funds)
---------------------------------------------------------------------------------------------
823992202 WTC Employee Benefits
    Money Market Fund                                    4,771,249.490             4,771,249
---------------------------------------------------------------------------------------------
     Total Interest-Bearing Cash
(Including Money Market Funds)                                                     4,771,249
---------------------------------------------------------------------------------------------
Corporate Debt Instruments:  All Other
---------------------------------------------------------------------------------------------
743914021 Wilmington Broad Market                (Institutional Class)
Bond Portfolio                                             764,405.350             7,628,765
---------------------------------------------------------------------------------------------
775754003 WTC Savings Account FBO
Beverly A. Doran #6075-2256                                 37,033.190                37,033
---------------------------------------------------------------------------------------------
775754001 WTC Savings Account FBO
Ethel Deleski    #9830-0937                                  5,785.980                 5,786
---------------------------------------------------------------------------------------------
775754002 WTC Savings Account FBO
Joan Schwartz  #6047-9364                                   23,257.130                23,257
---------------------------------------------------------------------------------------------
     Total Corporate Debt Instruments:  All
Other                                                                              7,694,841
---------------------------------------------------------------------------------------------
Corporate Stocks:  Common
---------------------------------------------------------------------------------------------
743914004 Wilmington Int'l                       (Institutional Class)
Multi-Manager Fund                                       1,048,195.290             6,834,233
---------------------------------------------------------------------------------------------
743914011 Wilmington Large Cap                   (Institutional Class)
Core Portfolio                                             183,520.010             3,037,256
---------------------------------------------------------------------------------------------
743914007 Wilmington Large Cap                   (Institutional Class)
Growth Fund                                              1,965,892.260            22,135,947
---------------------------------------------------------------------------------------------
743914006 Wilmington Large Cap                   (Institutional Class)
Value Fund                                               2,008,616.860            20,507,978
---------------------------------------------------------------------------------------------
743914005 Wilmington Small Cap                   (Institutional Class)
Core Fund                                                1,908,739.950            19,240,099
---------------------------------------------------------------------------------------------
                                                        Savings Plan -
775394001 Wilmington Trust                      Company Stock Fund SBI
Company 401(K)                                           1,475,528.940            17,658,540
---------------------------------------------------------------------------------------------
     Total Corporate Stocks:  Common                                              89,414,053
---------------------------------------------------------------------------------------------
     Other Loans
---------------------------------------------------------------------------------------------
890041247 WTC Thrift Savings Plan Loans                  2,361,069.760             2,361,070
---------------------------------------------------------------------------------------------
     Total Other Loans                                                             2,361,070
---------------------------------------------------------------------------------------------
Value of Interest in Pooled
Separate Accounts
---------------------------------------------------------------------------------------------
638870001  Short-Term U.S. Government Fund                 434,624.200             6,813,831
---------------------------------------------------------------------------------------------
     Total Value of Interest in Pooled
     Separate Accounts                                                             6,813,831
---------------------------------------------------------------------------------------------
     Total General Investments                                                   111,055,044
---------------------------------------------------------------------------------------------

See accompanying independent auditors' report.